UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2022

Solid Power, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40284	86-1888095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

486 S. Pierce Avenue, Suite E Louisville, Colorado	80027
(Address of principal executive offices)	(Zip code)

(303) 219-0720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLDP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SLDPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Douglas Campbell as Chief Executive Officer and Director

On November 28, 2022, Douglas Campbell provided notice to Solid Power, Inc. (the “Company”) that he has decided to retire from his role as Chief Executive Officer of the Company (the “CEO”) and as a member of the Board of Directors (the “Board”), effective as of November 29, 2022. Mr. Campbell’s resignation was not the result of any disagreement on matters relating to the Company’s operations, policies, or practices. The Company has reduced the size of its Board to eight members and the total number of Class I directors to two members.

Appointment of David Jansen as Interim Chief Executive Officer

On November 29, 2022, the Company announced that David Jansen, the Company’s Chair and President, has been appointed Interim CEO, effective immediately. Mr. Jansen will continue to serve as Chair of the Board and President.

In connection with Mr. Jansen’s appointment as Interim CEO, the Company and Mr. Jansen entered into an amendment to his Letter Agreement dated August 5, 2021, amending and restating his Participation Agreement under the Company’s Executive Change in Control and Severance Plan and agreeing to a new Restrictive Covenant Agreement (the “Interim CEO Agreement”). Pursuant to the Interim CEO Agreement, Mr. Jansen will receive an annual base salary of $432,000, and his annual bonus opportunity will be determined based on his aggregate annual base salary for the applicable fiscal year. Mr. Jansen is also eligible to receive a transition award in the gross amount of $300,000, 50% of which will be paid in a lump sum in cash and 50% will be paid in fully-vested shares of the Company’s common stock if Mr. Jansen remains employed through the date a permanent successor to Mr. Campbell is appointed as the Company’s chief executive officer (the “Successor CEO”) and Mr. Jansen assists in the transition of the Successor CEO for a period of three months. The transition award will also vest if Mr. Jansen remains employed (subject to the same termination protections set forth in his amended and restated Participation Agreement) through the first anniversary of his appointment as Interim CEO and no permanent chief executive officer has been appointed as of such time. Pursuant to the new Restrictive Covenant Agreement, Mr. Jansen agreed to reasonable and customary restrictive covenants, including restrictions relating to non-competition and non-solicitation of customers and employees for a period of 24 months following the termination of his employment from the Company for any reason.

The foregoing description of the Interim CEO Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Mr. Jansen, age 60, has served as the Company’s President since February 2017 and as a member of the Board since March 2014 and was an advisor to the Company since its inception. He has held various leadership roles, having previously served as a Managing Partner of Murphree Colorado, a small business venture capital fund, from 2002 to 2010. From 2005 to 2009, he served as the President and Chief Executive Officer of Advanced Distributed Sensor Systems, which developed and manufactured remote sensors for intelligence, surveillance and reconnaissance applications. He has also served on a variety of boards and has been involved with helping startups from formation to exit. Mr. Jansen has a B.S. in Electrical Engineering from the University of Arizona.

There is no arrangement or understanding with any person pursuant to which Mr. Jansen was appointed as Interim CEO. There are no family relationships between Mr. Jansen and any director or executive officer of the Company, and Mr. Jansen is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Adoption of Retention Agreements

On November 29, 2022, the Company announced the adoption of retention agreements (the “Retention Agreements”) in respect of designated employees to assist the Company with the retention of talent as it continues to execute on its long-term strategic plan and undergoes the aforementioned executive officer transitions. Pursuant to the Retention Agreements, Joshua Buettner-Garrett, Chief Technology Officer, Derek Johnson, Chief Operating Officer, James Liebscher, Chief Legal Officer and Secretary, and Kevin Paprzycki, Chief Financial Officer and Treasurer, each are eligible to receive a retention bonus in a gross cash amount equal to one times’ the employee’s annual base salary (the “Retention Bonus”), subject to any and all required tax withholdings. The Retention Bonus will vest 100% on the first anniversary of the appointment of the Successor CEO, subject to the employee’s continuous employment with the Company. Vesting of the Retention Bonus may accelerate in accordance with certain qualifying termination scenarios.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Retention Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 29, 2022, the Company issued a press release announcing Mr. Campbell’s retirement as the Company’s CEO and the appointment of Mr. Jansen as the Company’s Interim CEO.

Such exhibit and the information set forth therein will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit index below, which is incorporated herein by reference.

Exhibit No.	Description
10.1	Interim CEO Agreement, dated November 29, 2022.
10.2	Form of Retention Agreement, dated November 29, 2022.
99.1	Press Release, dated November 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 29, 2022

SOLID POWER, INC.

By:	/s/ James Liebscher
Name: James Liebscher
Title: Chief Legal Officer and Secretary